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                                                                   EXHIBIT 10.15

                        PENTECH FINANCIAL SERVICES, INC.


                                        Lease No.      300198
                                                 ------------------


                             MASTER EQUIPMENT LEASE

This is a Master Equipment Lease between PENTECH FINANCIAL SERVICES, INC., whose principal office is located at 310 West Hamilton Avenue, Suite 202, Campbell, California 95008 ("Lessor") and 3Dfx Interactive, Inc., whose principal office address is 4435 Fortran Dr., City of San Jose, State of California ("Lessee").

1. LEASE. Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor, subject to the terms and conditions of this Master Equipment Lease ("Lease"), the personal property ("Equipment") described in each Acceptance Supplement ("Supplement") executed and delivered by Lessor and Lessee pursuant to the terms of this Lease. Each Supplement shall be in the form prescribed by Lessor and, upon execution and delivery, shall constitute a part of this Lease to the same extent as if the provisions thereof were set forth in full in this Lease document; the terms "Agreement," "hereof," "herein," and "thereunder," when used in this Lease shall mean this Lease, each Supplement and each Schedule as hereinafter defined. The Agreement constitutes an agreement to lease. Ownership of the Equipment remains with Lessor and nothing herein contained shall be construed as conveying to Lessee any right, title or interest in the equipment except as Lessee only.

2. SELECTION OF EQUIPMENT. Lessee acknowledges that it has selected the type, quantity and supplier of the Equipment referred to herein and that it has requested Lessor to purchase the same for leasing to Lessee. Lessee agrees that the Equipment and each part or unit thereof is of a design, size, quality and capacity required by Lessee and is suitable for its purposes. Lessee acknowledges that Lessor has informed or advised Lessee, in writing either previously or by this Lease, of the following: (i) the identity of the supplier;
(ii) that the Lessee may have rights under the Supply Contract; and (iii) that the Lessee may contact the supplier for a description of any such rights Lessee may have under the Supply Contract. Lessor hereby assigns to Lessee all rights which Lessor has or may acquire against any manufacturer, supplier, or contractor with respect to any warranty or representation relating to the Equipment leased thereunder.

3. EQUIPMENT TO REMAIN PERSONAL PROPERTY; LOCATION, IDENTIFICATION; INSPECTION. Lessee represents that the Equipment shall be and at all times remain separately identifiable personal property. Lessee shall, at its own expense, take such action as may be necessary to prevent any third party from acquiring any right to or interest in the Equipment by virtue of the Equipment being deemed to be real property or a part of other personal property, and shall indemnify Lessor against any loss which it may sustain by reason of Lessee's failure to do so. The Equipment may not be removed from the location specified in the Supplement pertaining thereto without Lessor's prior written consent. If requested by Lessor, Lessee shall attach to and maintain on each item of Equipment a conspicuous plate or marking disclosing Lessor's ownership thereof. Lessor or its representatives may, at all reasonable times, and without advance notice, inspect the Equipment. Lessee shall promptly advise Lessor of any circumstances which may in any manner affect any item of Equipment or in any manner affect Lessor's title thereto.

4. EXECUTION OF FURTHER DOCUMENTATION. Lessee will, at its own expense, promptly execute and deliver to Lessor such further documentation and assurances and take such further action as Lessor may from time to time require in order to more effectively carry out the intent and purpose of the Agreement so as to establish and protect the rights, interests and remedies intended to be created in favor of Lessor thereunder, including, without limitation, the execution and filing of financing statements and continuation statements with respect to the Equipment and Agreement. Lessee authorizes Lessor to effect any such filing (including the filing of any financing statements without the signature of Lessee). Any expense incurred by Lessor in connection with any filings under this paragraph shall be payable by Lessor on demand.

5. DISCLAIMER OF IMPLIED WARRANTIES. THE PROPERTY WILL BE LEASED "AS IS" AND "WHERE IS." THE LESSOR HAS NOT MADE, MAY NOT BE CONSIDERED TO HAVE MADE, AND SPECIFICALLY DISCLAIMS:

(1) ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE PROPERTY, REGARDING TITLE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY, FREEDOM FROM CLAIMS OF INFRINGEMENT OR THE LIKE, FITNESS FOR USE FOR A PARTICULAR PURPOSE, QUALITY OF MATERIALS OR WORKMANSHIP, ABSENCE OF DISCOVERABLE OR NONDISCOVERABLE DEFECTS, OR THAT THE EQUIPMENT IS IN COMPLIANCE WITH ANY APPLICABLE GOVERNMENT REQUIREMENTS OR REGULATIONS; AND

(2) ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE PROPERTY (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE, COURSE OF DEALING, OR USAGE OF TRADE); AND

(3) ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY REGARDING THE CHARACTERIZATION OF THIS LEASE FOR TAX, ACCOUNTING, OR OTHER PURPOSES.

THE LESSEE WAIVES, RELEASES, RENOUNCES, AND DISCLAIMS EXPECTATION OF OR RELIANCE ON ANY SUCH WARRANTY OR WARRANTIES.

THE LESSOR WILL NOT HAVE ANY RESPONSIBILITY OR LIABILITY TO THE LESSEE OR ANY OTHER PERSON, WHETHER ARISING IN CONTRACT OR TORT, OUT OF ANY NEGLIGENCE OR STRICT LIABILITY OF THE LESSOR OR OTHERWISE, FOR:

(1) ANY LIABILITY, LOSS, OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY THE PROPERTY; BY ANY INADEQUACY, DEFICIENCY OR DEFECT OF THE PROPERTY; OR BY ANY OTHER CIRCUMSTANCES IN CONNECTION WITH THIS LEASE;

(2) THE USE, OPERATION, OR PERFORMANCE OF THE PROPERTY OR ANY RISKS RELATING TO IT;

(3) ANY CONSEQUENTIAL DAMAGES, INCLUDING THOSE FOR INTERRUPTION OF SERVICE, LOSS OF BUSINESS, OR ANTICIPATED PROFITS; OR

(4) THE DELIVERY, OPERATION, MAINTENANCE, REPAIR, IMPROVEMENT, OR REPLACEMENT OF THE PROPERTY.

6. TERM; ACCEPTANCE; RENT; RETURN. The term of lease of each item of Equipment shall commence on the Commencement Date specified in the Supplement pertaining to such Equipment and, unless earlier terminated pursuant to the provisions hereof, shall continue for the term specified in such Supplement. Lessee's execution and delivery of each Supplement shall constitute Lessee's irrevocable acceptance of the equipment covered thereby for all purposes of this Agreement. Lessee shall pay to Lessor, at the addresses specified above or at such other address as may be provided by Lessor from time to time, rent as specified in each Supplement. Each date on which an installment of rent is payable is designated herein as "Rent Payment Date." As to each Supplement, the first Rent Payment Date shall be the Rent Payment Date set forth therein, with the succeeding Rent Payment Date on the corresponding day of each month thereafter. In addition, if applicable, Lessee shall pay interim rent for the period between the actual commencement of the rent under each Supplement and the date designated as the Rent Payment Date, based on a 30 day month and the number of days between the actual commencement date and the first Rent Payment Date. Should any payment not be made by Lessee on or before the applicable Rent Payment Date, Lessor shall be entitled to a late payment charge in addition to the actual rent due of 5% of the late rent and any other amount due but unpaid under this Agreement. Upon the expiration or earlier termination of the term of lease of each item of Equipment leased thereunder, Lessee



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shall at its own expense return such item to Lessor at such location as Lessor may designate, in the condition required to be maintained by Paragraph 9 hereof.

7. LESSEE'S OBLIGATIONS IRREVOCABLE. The Lessee's obligation to pay all rent will be absolute and unconditional and will not be affected or reduced by any circumstance, including:
(1) Any setoff, counterclaim, recoupment, defense, or other right that the Lessee may have for any reason against the Lessor, the manufacturer, any seller of the property, or any person providing services with respect to the property;
(2) Any defect in the title, condition, design, operation, or fitness for use of the property; any damage to, or loss or destruction of, the property; or any interruption or cessation in its use or possession by the Lessee for any reason, whether arising out of or related to an act or omission of the Lessor or any other person;
(3) Any liens with respect to the property;
(4) The invalidity or unenforceability of this Agreement or any absence of right, power or authority of the Lessor or Lessee to enter into this Lease;
(5) Any insolvency, bankruptcy, reorganization, or similar proceedings by or against the Lessor or Lessee; or
(6) Any other circumstance or occurrence of any nature, whether or not similar to any of the foregoing.

It is the express intention of the Lessor and Lessee that all rent payable under this Agreement will be payable in all events, unless the obligation to pay is terminated under the express provisions of this Agreement.

The Lessee hereby waives, to the extent permitted by law, all rights that it may now have or later acquire, by order or otherwise, to terminate this Agreement or any obligation imposed on the Lessee in relation to this Agreement.

Nothing in this Agreement may be construed as a waiver of the Lessee's right to seek a separate recovery of any payment of rent that is not due and payable under this Agreement. The Lessee retains any right it may have to seek damages, specific performance, or any other remedy at law or in equity, separately or in combination, against the Lessor or any other person, on account of the Lessor's or other person's failure to perform its obligations under this Agreement.

8. RESTRICTIONS ON TRANSFER. THE LESSEE MAY NOT SUBLET OR TRANSFER POSSESSION OF THE PROPERTY WITHOUT THE PRIOR WRITTEN CONSENT OF THE LESSOR WHICH MAY BE WITHHELD IN THE SOLE AND ABSOLUTE DISCRETION OF THE LESSOR. THE LESSEE MAY NOT ASSIGN, PLEDGE, OR OTHERWISE ENCUMBER THIS LEASE.

With respect to any sublease or transfer of possession of the property, the rights of the sublessee or transferee will be subject and subordinate to all the terms of this Agreement, including the Lessor's right of repossession on the occurrence of an event of default. The Lessee will remain primarily liable for the performance of all the terms of this Agreement to the same extent as if the sublease or transfer of possession had not occurred.

The Lessor will have the right, at its sole expense, to assign, sell, or encumber any part of its interest in the property or in this Agreement and any proceeds of the disposition of that interest, subject to the Lessee's rights under this lease. To effect or facilitate such assignment, sale or encumbrance, the Lessee agrees to provide all agreements, consents, conveyances or documents that may be reasonably requested by the Lessor, including an unrestricted release of the Lessor from its obligations under this Agreement. That release will not release the Lessor from any liability that arose before the assignment or sale.

Any person who succeeds to the rights and interests of the Lessor under this clause will agree to be bound by the terms of this Agreement without alteration.

The Lessee acknowledges that an assignment, sale, or encumbrance of the Lessor's interest would not materially change the Lessee's duties under the Agreement or materially increase its burdens or risks. Even if such a transfer could be deemed to have that effect, the Lessee agrees that the assignment, sale or encumbrance will nevertheless be permitted.

Without prejudice to any rights that the Lessee may have against the Lessor, the Lessee agrees that it will not assert against an assignee any claim or defense that it may have against the Lessor.

The agreements, covenants, obligations and liabilities contained in this clause, including but not limited to, all obligations to pay rent and to indemnify each indemnitee, are made for the benefit of the indemnitees and their respective successors and assigns.


9.    MAINTENANCE COVENANT.  The Lessee will:

(1) Furnish all labor and parts required for maintaining, repairing, and replacing component parts of the property to keep it in good operating condition and appearance;
(2) Use, operate, maintain, and store the property in a careful and proper manner;
(3) Protect the property from deterioration;
(4) Comply with the manufacturer's operating procedures and warranty restrictions and all laws, ordinances, and regulations applicable to the property or its use and in compliance with the insurance policies required to be maintained thereunder;
(5) Put the property only to the use contemplated by the manufacturer; and
(6) Maintain accurate and complete records of all repairs and maintenance of the property and allow the Lessor to inspect those records at any time.
(7) Comply with the maintenance requirements of any maintenance schedule attached as a part of this agreement.

The Lessee will not make any alterations, additions, or improvements to the property without the Lessor's prior written consent. All repairs, replacement parts, additions, alterations, and improvements made to the property by the Lessee will be considered to be the Lessor's property and subject to the terms of this Agreement.

10. RISK OF LOSS COVENANT. The Lessee will bear the entire risk of destruction, loss, theft, requisition of title, or use, confiscation, taking, or damage (collectively, casualty loss) of the property from any cause during the period commencing when the property is placed in transit to the Lessee and ending when the property is returned to the Lessor or its designee following termination as provided herein. If during that period the property suffers any casualty loss, the Lessee will notify the Lessor in writing within five days following the casualty loss. On demand by the Lessor, the Lessee will:
(1) If the damage constituting the casualty loss is repairable, repair the property to the condition in which the property is required to be maintained under this Agreement;
(2) If the damaged property is not repairable, replace the property at the Lessee's sole expense with like property approved by the Lessor and take all actions and make all payments that may be required to vest in the Lessor title to the replacement property, free and clear of all liens, encumbrances, or security interests; or
(3) Pay to the Lessor the casualty value (as defined below) and all other amounts then due under this Agreement.

"Casualty value" is, at any given date, the stipulated loss value as shown on the applicable Schedule to each Supplement, and is computed to be the sum of:

(1) The discounted value at that time, of the aggregate unpaid monthly rent payments to be paid through the then remaining term of this Agreement, discounting that amount at an annual discount rate of 8 percent; and

(2) The Lessor's reasonable estimate, at that time, of the fair market value of the property at the end of the term of this Agreement, discounted at an annual discount rate of 8 percent.

11. INSURANCE. Lessee shall maintain at all times on the equipment, at Lessee's expense, property damages, direct damage, and liability insurance in such amounts, against such risks, and in such form and with such insurers as shall be satisfactory to Lessee. The required insurance shall be as specified in the applicable Supplement, provided, however, that the amount of direct damage insurance shall not on any date be less than the greater of the full replacement value or the Stipulated Loss Value of the Equipment as of such date. Each insurance policy will name Lessor as additional insured and as loss payee, and shall contain a clause requiring the insurer to give to Lessor at least 30 days prior written notice of any alteration in or cancellation of the terms of such policy. Lessee shall furnish to Lessor a certificate or other evidence satisfactory to Lessor that such insurance coverage is in effect, provided, however, that Lessor shall be under no duty to ascertain the existence or adequacy of such insurance.

12. TAXES; INDEMNITY. Lessee agrees to pay, and to indemnify and hold Lessor harmless from, all license fees, assessments, and sales, use, property, excise, and other taxes and charges (other than federal income taxes and taxes imposed by any other jurisdiction which are based on, or measured by, the net income of Lessor for reasons other than the ownership or leasing of the Equipment in such jurisdiction) imposed upon or with respect to (a) the Equipment or any part thereof arising out of or in connection with the shipment of Equipment or the possession, ownership, use or operation thereof, or (b) this Agreement or the consummation of the transactions herein contemplated. The agreements and indemnities contained in this paragraph shall survive the expiration or earlier termination of this Agreement.

13.   DEPRECIATION INDEMNITY.
(1) Lessor, as the owner of the Equipment, shall be entitled to such deductions, credits and other benefits as are provided by the Internal Revenue Code of 1954, as amended (IRC), to an owner of property.


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(2) Lessee agrees that neither it nor any corporation controlled by it, in control of it, or under common control with it, directly or indirectly, will at any time take any action or file any returns or other documents inconsistent with the foregoing and that each of such corporations will file such returns, take such action, and execute such documents as may be reasonable and necessary to facilitate accomplishment of the intent thereof. Lessee agrees to copy and make available for inspection and copying by Lessor such records as will enable Lessor to determine whether it is entitled to the benefit of any amortization or depreciation deduction, or other deduction or credit which may be available from time to time with respect to the Equipment.
(3) If Lessor, under any circumstances or for any reason whatsoever, except for acts of Lessor or future changes in the IRC, shall lose or shall not have the right to claim or there shall be disallowed or recaptured, all or any portion of the federal tax depreciation deductions with respect to any item of Equipment based on depreciation of the Lessor's full cost of such item of Equipment and computed on the basis of a method of depreciation provided by the IRC as Lessor in its complete discretion may select, then Lessee agrees to pay Lessor upon demand an amount which, after deduction of all taxes required to be paid by Lessor in respect of the receipt thereof under the laws of any federal, state, or local government or taxing authority of the United States or of any taxing authority or government subsidiary of any foreign country, shall be equal to the sum of (i) an amount equal to the additional income taxes paid or payable by Lessor in consequence of the failure to obtain the benefit of a depreciation deduction, and (ii) any interest and/or penalty which may be assessed in connection with any of the foregoing.

The provisions of this paragraph shall survive the expiration or earlier termination of this Agreement.

14. INDEMNIFICATION COVENANT. The Lessee agrees to indemnify, reimburse, and hold harmless each indemnitee from and against all claims, damages, losses, liabilities, demands, suits, judgments, causes of action, civil and criminal legal proceedings, penalties, fines and other sanctions, and any attorney fees and other reasonable costs and expenses, arising or imposed with or without the Lessor's fault or negligence (whether active or passive) or under the doctrine of strict liability (collectively, "claims"), relating to or arising in any manner out of:
(1) This Agreement or the breach of any representation, warranty, or covenant made by the Lessee under this Agreement;
(2) Manufacture, purchase, lease, delivery, nondelivery, acceptance, rejection, ownership, possession, use, operation, return or disposition of the Equipment;
(3) The Equipment's condition or any discoverable or nondiscoverable defect in it arising from its design, testing, or construction; any article used in the Equipment; or any maintenance, service, or repair, whether or not the Equipment is in the Lessee's possession and regardless of where the Equipment is locate Anyd; or (4) transaction, approval, or document contemplated by this Agreement. The Lessee waives and releases each indemnitee from any existing or future claims in any way connected with injury to or death of the Lessee's personnel, loss or damage of the Lessee's property, or loss of use of any property, which may:
(a) Result from or arise in any manner out of the ownership, leasing, condition, use, or operation of the Equipment; or
(b) Be caused by any defect in the Equipment; its design, testing, or construction; any article used in the Equipment, or any maintenance, service, or repair, whether or not the Equipment is in the Lessee's possession and regardless of where the Equipment is located.
The indemnities described in this clause will continue in full force and effect notwithstanding the expiration or other termination of this Agreement and are expressly made for the benefit and will be enforceable by each indemnitee.

15. COVENANT TO KEEP FREE OF LIENS. The Lessee will not directly or indirectly create, incur, assume, or suffer to exist any lien on the Equipment, its title, or any interest in the lien, except for:
(1) The respective rights of the Lessor and Lessee under this Agreement;
(2) Liens granted by the Lessor with respect to the Equipment;
(3) Liens for taxes either not yet due or being contested in good faith by the Lessee as long as adequate reserves are maintained with respect to those liens and the Equipment is not, in the Lessor's reasonable opinion, in danger of being sold, confiscated, forfeited, or seized as a result of the liens; and
(4) Inchoate materialmen's, mechanics', workmen's, repairmen's, employees', or other like liens arising in the ordinary course of business, which either are not delinquent or are being contested in good faith by the Lessee, as long as the Equipment is not, in the Lessor's reasonable opinion, in danger of being sold, confiscated, forfeited, or seized as a result of the liens.

The Lessee will promptly, at its sole expense, take any action that may be necessary to discharge any lien except for the liens referred to in paragraphs
(1) and (2) arising at any time with respect to the Equipment.

16. WAIVER OF CONSEQUENTIAL DAMAGES. The Lessee will not be entitled to recover, and hereby disclaims and waives any right that it may otherwise have to recover, consequential damages as a result of any breach or alleged breach by the Lessor of any of the agreements, representations, or warranties of the Lessor contained in this Agreement.

17. LESSOR'S RIGHT TO PERFORM. If Lessee fails to make any payment required to be made thereunder or fails to comply with any other provisions of this Agreement, Lessor may make such payment or comply with such provisions, and the amount of such payment and the reasonable expenses of Lessor incurred in connection with such payment or compliance, shall be payable by Lessee.

18. DEFAULT. Any one of the following occurrences shall, in the Lessor's sole discretion, constitute a material default by Lessee of this Agreement:
(1) Failure by Lessee to make any payment of rent or other amount owing thereunder when due;
(2) Failure by Lessee to perform or observe any other covenant, agreement, or condition thereunder;
(3) Any representation or warranty made by Lessee herein or in any document or certificate furnished to Lessor in connection herewith shall prove to be incorrect at any time;
(4) Lessee shall become insolvent or make an assignment for the benefit of creditors or consent to the appointment of a trustee or receiver, or a trustee or receiver shall be appointed for Lessee or for a substantial part of its property or for the Equipment, or reorganization, arrangement, insolvency, dissolution, or liquidation proceedings shall be instituted by or against Lessee. In such event, Lessor may declare this Agreement to be in default, and may proceed in accordance with the provisions of Paragraph 19 hereof.

19. REMEDIES.

(1) Remedies. On the occurrence of any event of default and at any time afterwards as long as it continues, the Lessor may, at its option and without notice to the Lessee, declare this Agreement to be in default and exercise one or more of the following remedies:
(a) Declare the then Stipulated Loss Value immediately due and payable with respect to any or all items of Equipment without notice or demand to Lessee;
(b) Sue for and recover all rent and other payments, then accrued or thereafter accruing, with respect to any or all items of Equipment;
(c) Take possession of and render unusable any or all items of Equipment, without demand or notice, wherever same may be located, without any court order or other process of law and without liability for any damages occasioned by such taking of possession (any such taking of possession will not constitute a termination of this lease as to any or all items of Equipment unless Lessor expressly so notifies Lessee in writing);
(d) Require Lessee to assemble any or all items of Equipment at the original equipment location, such location to which the equipment may have been moved with the prior written consent of Lessor, or such other location in reasonable proximity to either of the foregoing as Lessor designates;
(e) Sell or otherwise dispose of any or all items of Equipment whether or not in Lessor's possession, in a commercially reasonable manner at public or private sale and with or without notice to Lessee and apply the net proceeds of such sale, after deducting all costs of such sale, including, but not limited to, costs of transportation, repossession, storage, refurbishing, advertising and broker's fees, to the obligations of Lessee thereunder with Lessee remaining liable for any deficiency and with any excess being retained by Lessor;
(f) Retain any repossessed items of Equipment and credit the reasonable value thereof, after deducting all such sales related costs incurred to the date of crediting, to the obligations of Lessee thereunder with Lessee remaining liable for any deficiency and with Lessor having no obligation to reimburse Lessee on account of any excess of such reasonable value over such obligations;
(g) Terminate this lease as to any or all items of Equipment;
(h) Utilize any other remedy available to Lessor at law or in equity.

In each case, plus the amount, if any, as reasonably calculated by the Lessor, required for the Lessor to receive the same after tax economic return from this lease that the Lessor would have received if the Lessee had performed all of its obligations under this Agreement through the end of the lease term.

In addition to the foregoing, the Lessee will be liable for interest on unpaid amounts at an annual interest rate of 18 percent from the date the same became due until payment in full, and for all reasonable legal fees and other reasonable costs and expenses incurred by the Lessor in connection with the occurrence of any event of default or the exercise of its remedies.

A termination hereunder will occur only upon written notice by Lessor to Lessee and only with respect to such items of Equipment as to which Lessor specifically elects to terminate in such notice. Except as to such items with respect to which there is a termination, this lease will remain in full force and effect and Lessee will be and remain liable for the full performance of all its obligations thereunder.


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No right or remedy conferred herein is exclusive of any right or remedy conferred herein or by law, but all such rights and remedies are cumulative of every other right or remedy conferred thereunder or at law or in equity, by statute or otherwise, and may be exercised concurrently or separately from time to time.

(2) In effecting any repossession, the Lessor and its representatives and agents, to the extent permitted by law, will:
(a) Have the right to enter on any premises where the Lessor reasonably believes the Equipment is located;
(b) Not be liable, in conversion or otherwise, for the taking of any personal property of the Lessee that is in or attached to the repossessed Equipment as long as the Lessor promptly returns that property to the Lessee;
(c) Not be liable in any manner for any damage to any of the Lessee's property in repossessing and holding the Equipment, except for damage caused by the Lessor's gross negligence or willful misconduct; and
(d) Have the right to maintain possession of and dispose of the Equipment on any premises owned by the Lessee or under the Lessee's control.

If reasonably required by the Lessor, the Lessee, at its sole expense, will assemble and make the Equipment available at a place designated by the Lessor. If the Equipment is returned to or repossessed by the Lessor, any rights in any express or implied warranty previously assigned to the Lessee or otherwise held by it will without further act, notice, or writing be assigned or reassigned to the Lessor, if assignable. The Lessee will be liable to the Lessor for all reasonable expenses, costs, and fees incurred in (1) repossessing, storing, preserving, shipping, maintaining, repairing, and refurbishing the Equipment to the condition required by this Agreement; and (2) preparing the Equipment for sale or lease, advertising the sale or lease, and selling or re-letting the Equipment.

No remedy referred to in this paragraph is intended to be exclusive, but, to the extent permissible under applicable law, each will be cumulative and operate in addition to any other remedy referred to above or otherwise available to the Lessor at law or in equity. The exercise or beginning or exercise by the Lessor of any one or more of its remedies will not preclude the simultaneous or later exercise by the Lessor of any other remedies.

No express or implied waiver by the Lessor of any default or event of default will be construed as a waiver of any future or subsequent default or event of default.

20. CONDITIONS PRECEDENT. The obligation of Lessor contained in paragraph 1 of this Agreement shall be subject to the following conditions precedent:
(1) There shall have occurred no material adverse change in the business or the financial condition of Lessee from the date hereof until the Commencement Date of any Supplement;
(2) Lessee shall have furnished Lessor with a certificate or other evidence satisfactory to Lessor that insurance coverage as required by this Agreement is in effect as to the item of Equipment desired to be leased;
(3) Unless specifically waived by Lessor, Lessee shall have furnished Lessor opinions of counsel as to the Agreement, in form and substance acceptable to Lessor;
(4) Unless specifically waived by Lessor, Lessee shall have furnished Lessor waivers, in form and substance acceptable to Lessor, of all rights in or to the Equipment of any landlord or mortgagee of any real property upon which the Equipment is or is to be situated; and
(5) All other instruments and legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Lessor, and counsel to Lessor shall have received copies of all documents which it may have requested in connection therewith.

If any of the above conditions is not satisfied at the time Lessee submits any Supplement, Lessor shall have no obligation under this Agreement to lease the Equipment covered thereby to Lessee.

21. FINANCIALS. Lessee agrees that for so long as any item of Equipment shall be leased under the Agreement, Lessee will deliver or cause to be delivered to Lessor (a) as soon as practicable, and in any event within 60 days after the end of each quarterly period (other than the fourth quarterly period) together with the related statements of income and expense for such quarterly period all in reasonable detail prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved and certified by Lessee's chief financial officer; and (b) as soon as practicable, and in any event within 120 days after the close of each fiscal year of Lessee, the audited balance sheet of Lessee as of the end of such fiscal year together with the related statements of income and surplus for such fiscal year all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved and certified by an independent certified public accountant acceptable to Lessor.

22. REPRESENTATIONS, WARRANTIES AND COVENANTS. As a material inducement to Lessor entering into this Agreement with Lessee, Lessee represents, warrants, and covenants as follows:
(1) If Lessee is a corporation, or a limited liability company, Lessee is duly organized and validly existing and is in good standing under the laws of the state of its incorporation, and is duly qualified and licensed to do business as a foreign corporation and is in good standing in those jurisdictions where such qualifications are necessary to authorize Lessee to carry on its present business and operations, and to own its properties or to perform its obligations thereunder;
(2) If Lessee is a partnership, Lessee is duly organized and validly existing under the partnership laws of its state of domicile and is duly authorized in any foreign jurisdiction where such qualification is necessary to authorize Lessee to carry on its present business and operations and to own its properties and to perform its obligations thereunder;
(3) Lessee has full power, authority, and legal right to execute, deliver, and carry out as Lessee the terms and provisions of this Agreement, and any other necessary documents in connection with this transaction;
(4) If Lessee is a corporation, Lessee's execution, delivery, and performance of this Agreement and the other documents and agreements referred to herein, and the performance of its obligations under this Agreement have all been authorized by all necessary corporate action, do not require the approval or consent of stockholders, or of any trustee or holders of any indebtedness or obligation of Lessee and will not violate any law, governmental rule, regulation or order binding upon Lessee or any provision of any indenture, mortgage, contract, or other agreement to which Lessee is a party or by which it is bound or to which it is subject, and will not violate any provision of the Certificate or Articles of Incorporation, Bylaws, or any preferred stock agreement of Lessee;
(5) If Lessee is a partnership, Lessee's execution, delivery and performance of this Agreement and the other documents and agreements referred to herein, and the performance of its obligations under this Agreement have all been authorized by all necessary partnership actions;
(6) There are no pending or threatened investigations, actions, or proceedings before any court or administrative agency or other tribunal body, which seek to question or set aside any of the transactions contemplated by this Agreement, or which, if adversely determined, would materially affect the condition, business, or operation of Lessee;
(7) Lessee is not in default in any material manner in the payment or performance of any of its obligations or in the performance of any contract, agreement, or other instrument to which it is a party or by which it or any of its assets may be bound;
(8) The balance sheet of Lessee as of the end of its most recent fiscal year and the related profit and loss statement of the Lessee for the fiscal year ended on said date, including the related schedules and notes, together with the report of an independent certified public accountant, heretofore delivered to Lessor, are all true and correct and present fairly (i) the financial position of Lessee as of the date of said balance sheet and (ii) the results of the operations of Lessee for said fiscal year;
(9) All proceedings required to be taken to authorize the lease of the Equipment from Lessor and to protect Lessor's interest in such Equipment, free and clear of all liens and encumbrances whatsoever, have been taken;
(10) Lessee has no significant liabilities (contingent or otherwise) which are not disclosed by or reserved against the financial statements referred to in 8 above;
(11) All the financial statements referred to in 8 above have been prepared in accordance with generally accepted accounting principles and practices applied on a basis consistently maintained throughout the period involved;
(12) There has been no change which would have a material adverse effect on the business or financial condition of Lessee from that set forth in the balance sheet referred to in 8 above;
(13) No authorization, consent, approval, license, exemption of or filing or registration with any court, governmental unit or department, commission, board, bureau, agency, instrumentality or the like is required or necessary for the valid execution and delivery of the Agreement, any bill of sale, and the other documents and agreements referred to herein;
(14) This Master Lease, the Supplements, and any accompanying documents, having been duly authorized, executed and delivered to Lessor, constitute legal, valid and binding obligations of Lessee, enforceable against Lessee in accordance with the terms thereof except as such terms may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditor's rights generally;
(15) Each item of Equipment will constitute unused "new Section 38 property" in the hands of Lessor within the meaning of the Internal Revenue Code of 1954, as amended, on the Commencement Date specified in the Supplement pertaining to said item of Equipment;
(16) The Equipment is personal property and neither real property nor a fixture;
(17) The Equipment will be used for commercial operations only, not for personal, family, or household purposes.
(18) As of the Commencement Date of each item of Equipment, a reasonable estimate of the estimated fair market value of such item of Equipment at the end of the lease term thereof will be at least 20% of the Lessor's cost thereof (without including in such value any increase or decrease for inflation or deflation, and after subtracting from such value any cost for removal and delivery of possession of Equipment to Lessor at the end of the lease term thereof); and
(19) As of the Commencement Date of each item of Equipment, a reasonable estimate of the estimated useful life of such item of Equipment at the end of the original lease term will be at least two years beyond the lease term thereof.

23. PURCHASE OPTION. Lessor and Lessee hereby agree that so long as no default shall have occurred and be continuing, Lessee shall have the option to purchase the Equipment at the expiration of the lease term for the purchase option price set forth in the applicable Supplement. In order to exercise the option with respect to any given item of Equipment, Lessee must give Lessor written notice at least 90 days prior to the expiration of the lease term with respect thereto, and remit the purchase price in cash to Lessor or its assigns on or before said expiration date. After receipt of the purchase price in accordance with this paragraph, Lessor will transfer to Lessee all of its right, title and interest in the Equipment purchased, as-is, where-is, without recourse, representation or warranty of any kind, express or implied. Fair Market Sales Value for the purpose of this paragraph only shall be determined on the basis of and be equal in amount to the value that would be obtained in a transaction between an informed and willing buyer and an informed and willing seller, and the cost of moving the Equipment from the location of current use shall not be a deduction from such value.

24. CHOICE OF LAW. The rights and liabilities of the parties under this Agreement, and each Supplement, shall be interpreted, enforced and governed in all respects by the laws of the State of California. Lessee hereby consents and subjects itself to the jurisdiction of every local, state, and federal court within the State of California, and agrees that except as otherwise required by law, Lessee shall never file or maintain any action or proceeding in connection with this Agreement, or any Supplement in any court outside the State of California. Lessee hereby agrees that service of process in connection with any such action upon Lessee may be in the manner provided by the laws of the State of California.

25. ATTORNEY FEES AND COSTS. Lessee will pay or reimburse Lessor for all costs and expenses, including repossession, equipment disposition and court costs and attorney's fees (including a reasonable fee for services of salaried counsel employed by Lessor), not offset against amounts recovered or credited as contemplated in paragraph 19 incurred by Lessor in exercising any of its rights or remedies thereunder or enforcing any of the terms, conditions or provisions hereof. This obligation includes the payment or reimbursement of all such amounts whether an action is ultimately filed and whether an action filed is ultimately dismissed.

26. HEADINGS FOR CONVENIENCE ONLY. The headings for the paragraphs and provisions in this Master Lease, as well as the other documents constituting the Agreement, are intended solely for convenience of reference and are not intended nor shall they be used to construe, explain, modify or place any meaning upon any provisions hereof.

27. MODIFICATION. Neither this Master Lease or any other document or Supplement constituting the Agreement can be modified or amended except by written agreement signed and dated by both Lessor and Lessee.

28. COUNTERPARTS. This Master Lease and any other document or Supplement constituting the Agreement may be executed in any number of counterparts. Any document executed in counterparts shall remain one document. Each counterpart is an original instrument.

29. PROVISIONS SEVERABLE. Should any provision of the Agreement be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect the remaining provisions hereof.

30. ENTIRE AGREEMENT. This Master Lease, the Supplements, and all other documents constituting the Agreement constitute the entire agreement between the parties and not other representation or statements shall be deemed binding, nor shall there be any reliance by either Lessor or Lessee upon any representations, agreements, statements, promises, understandings, or inducements made which are not embodied in the written Agreement.

Executed on July 1, 1997, at San Jose, State of California.

By execution hereof, the signer hereby certifies that he has read this Agreement, and that he is duly authorized to execute this Master Equipment Lease on behalf of Lessee.


LESSEE: 3Dfx Interactive, Inc.


                            By: /s/ GARY P. MARTIN
                               -----------------------------------
                               Name: Gary Martin

                               Title: VP Finance


                            PENTECH FINANCIAL SERVICES, INC.


                            By: /s/ BENJAMIN E. MILLERBIS
                               -----------------------------------
                               Benjamin E. Millerbis

                               Title: President

                        PENTECH FINANCIAL SERVICES, INC.

                              ACCEPTANCE SUPPLEMENT

Supplement No. One to Master Equipment Lease No. 300198 Commencement Date July 1, 1997 Expiration Date June 1, 2000.

THIS ACCEPTANCE SUPPLEMENT is executed and delivered by PENTECH FINANCIAL SERVICES, INC. ("Lessor") and 3Dfx Interactive, Inc. ("Lessee"), pursuant to and in accordance with the Master Equipment Lease dated July 1, 1997 between Lessor and Lessee (the "Agreement"), terms defined therein being used herein with the same definitions.

A.  The Equipment covered by this Acceptance Supplement is described as follows:

                  See attached Equipment Schedule "A"

B. Lessee confirms that said equipment has been delivered to it, on the 30th day of June, 1997, duly assembled and installed in good working order and condition, at the following location:

                             3Dfx Interactive, Inc.
                             4435 Fortran Dr.
                             San Jose, CA 95134

C. Lessee hereby: (a) confirms that said Equipment is of the size, design, capacity and manufacture selected by it and meets the provisions of any purchase order pursuant to which Lessor has acquired title thereto; and (b) irrevocably accepts said Equipment as-is, where-is for all purposes of the Agreement as of the Commencement Date set forth above.

D. The term of lease of said Equipment under the Agreement shall commence as of the Commencement Date set forth above and, unless earlier terminated pursuant to the provisions of the Agreement, shall expire on the Expiration Date set forth above.

E. As rent for said Equipment throughout the term of lease referred to in the preceding paragraph D, Lessee shall pay to Lessor in accordance with the terms of the Agreement, 36 consecutive rental payments of $18,784.88 each. Rental payments shall be made monthly. The first Rent Payment Date shall be July 1, 1997, with subsequent rental payments commencing August 1, 1997, and continuing thereafter to and including June 1, 2000. Lessee shall pay an Interim Rent of $N/A for the period from the Commencement Date to the first Rent Payment Date. Lessee shall pay a sales or use tax of $N/A which shall be added to each Rent Payment.

F. The insurance required pursuant to Paragraph 11 of the Agreement shall include:

         1. PHYSICAL DAMAGE TO ALL EQUIPMENT LEASED UNDER THIS SUPPLEMENT:

         a. MINIMUM SCOPE OF COVERAGE: FIRE, EXTENDED COVERAGE, VANDALISM, THEFT, AND MALICIOUS MISCHIEF;

         b. Minimum Dollar Limits of Coverage: Not less than the higher of the Stipulated Loss Value at the time of payment to Lessor of insurance proceeds or fair market value immediately prior to the physical damage of each item of Equipment leased hereunder;

         c. Maximum Deductibles: Not more than $1,000.00 per occurrence. Lessee is liable for all deductible amounts.

         2. PUBLIC LIABILITY.

         a. Minimum Scope of Coverage: Public liability including bodily injury and property damage;

         b. Minimum Dollar Limits of Coverage: (i) Bodily Injury: $1,000,000. per person per occurrence and $1,000,000. aggregate per occurrence; and (ii) Property Damage: $1,000,000. per occurrence;

         c. Maximum Deductibles: Not more than $1,000.00 per occurrence. Lessee is liable for all deductible amounts.

G. Lessor has made certain tax assumptions pursuant to Section 13 of the Agreement. These assumptions are as follows:

         1. The Accelerated Cost Recovery System (ACRS) property class for the Equipment is 5 years.

         2. The Depreciation Method is the method selected by the Lessor's tax department as being more favorable to Lessor, given the facts and circumstances of each transaction.

H. The purchase option price for the Equipment pursuant to paragraph 23 of the Agreement shall be either: (check one box)

         [ ] a price equal to the then appraised Fair Market Sales Value of the Equipment, as determined (at Lessee's expense) by an independent appraiser selected by Lessor; or

         [X]      the sum of $57,062.20.

         The purchase price shall be payable as set forth in Paragraph 23 of the Agreement.

I. All provisions of the Agreement are hereby incorporated by reference in this Acceptance Supplement to the same extent as if they were set forth at length herein.

APPROVED AND AGREED to by the parties hereto as of the Commencement Date set forth above.

LESSOR: PENTECH FINANCIAL SERVICES, INC.       LESSEE: 3Dfx Interactive, Inc.

                                          The undersigned affirms that he is
                                          duly authorized to execute and deliver
                                          this Acceptance Supplement on behalf
                                          of Lessee.

By: /s/ BENJAMIN E. MILLERBIS             By: /s/ GARY MARTIN
   --------------------------------          -----------------------------------
        BENJAMIN E. MILLERBIS             Name:   Gary Martin

Title: President                          Title:  VP Finance

                        PENTECH FINANCIAL SERVICES, INC.

MASTER EQUIPMENT LEASE NO. 300198

ACCEPTANCE SUPPLEMENT NO.  One

PAGE 1 OF 2

                                   SCHEDULE A

                                    EQUIPMENT

VENDOR:  ACCLAIM TECHNOLOGY, INC., 2125 HAMILTON AVE., SAN JOSE, CA 95125

    ITEM NO.            QUANTITY          DESCRIPTION (TYPE, MODEL AND/OR SERIAL NUMBER)
----------------      -------------   -----------------------------------------------------------------------
       1                    8         S-A14UEC19S8CD ULTRA ENT.2 MODEL 1300, 300MHZ 128MB, 4.2
                                      S/N'S 720F032F, 720F0330, 720F0336, 720F0337, 720F033B,
                                      720F033D, 720F0349, 720F03B9
       2                   32         S-X132P-B 32MB MEMORY EXPANSION BLT
       3                   64         S-X7003A 128MB SIMMS EXPANSION KIT
       4                    8         S-X311L N. AMER/ASIA POWER CORD KIT
       5                    8         1-A00 INH BASE (BASIC CHRGE PER CPU)
       6                  144         1-A01 INHBCPU INT MEM INTEG & TEST

                                                TOTAL INVOICE AMOUNT $174,560.40
-------------------------------------------------------------------------------------------------------------

VENDOR:  CHORD SYSTEMS, INC., 2155 S. BASCOM AVE., SUITE 106, CAMPBELL, CA 95008


    ITEM NO.            QUANTITY          DESCRIPTION (TYPE, MODEL AND/OR SERIAL NUMBER)
----------------      -------------   -----------------------------------------------------------------------
       1                    8         A3227128 AXIL ULTIMA 200E WORKSTATIONS, S/N'S U02129, U02127,
                                      U02144, U02143, U02135, U02116, U02125, U02115
       2                   44         C021-64 64 MBYTE SIMM FOR ULTRASPARC OR SPARC 20
       3                    8         D4043 R.3 GB DISK DRIVE
       4                    1         DOUBLE SPEED CDROM DRIVE & CABLE

                                                 TOTAL INVOICE AMOUNT $99,203.27
-------------------------------------------------------------------------------------------------------------

LESSOR: PENTECH FINANCIAL SERVICES, INC.          LESSEE: 3DFX INTERACTIVE, INC.


By: /s/ BENJAMIN E. MILLERBIS               By: /s/ GARY MARTIN
   -----------------------------------         ---------------------------------
        Benjamin E. Milleis                 Name:   Gary Martin
Title: President                            Title:  VP Finance

       Date:  7/1/97                                Date:  6/30/97

                        PENTECH FINANCIAL SERVICES, INC.


MASTER EQUIPMENT LEASE NO.  300198

ACCEPTANCE SUPPLEMENT NO.  One

PAGE 2 OF 2

                                   SCHEDULE A

                                    EQUIPMENT

VENDOR:  CHORD SYSTEMS, INC., 2155 S. BASCOM AVE., SUITE 106, CAMPBELL, CA 95008


    ITEM NO.            QUANTITY          DESCRIPTION (TYPE, MODEL AND/OR SERIAL NUMBER)
----------------      -------------   -----------------------------------------------------------------------
       1                    2         A3227128 AXIL ULTIME 200E WORKSTATIONS, S/N'S U02120, U02128
       2                    8         C21-256 256 MBYTE KIT (2X128MB) FOR ULTRA 1:140, 170 170E
       3                    2         D4043 4.3GB DISK DRIVE
       4                   10         S7101 LSF HOST LICENSE
       5                   10         S7103 SUPPORT LICENSE

                                                 TOTAL INVOICE AMOUNT $53,262.98
-------------------------------------------------------------------------------------------------------------

VENDOR: SYNOPSYS, INC., 700 E. MIDDLEFIELD RD., MOUNTAIN VIEW, CA 94043


    ITEM NO.            QUANTITY          DESCRIPTION (TYPE, MODEL AND/OR SERIAL NUMBER)
----------------      -------------   -----------------------------------------------------------------------
       1                    3         00068-000 HDL COMPILER VERILOG, LIC, NE
       2                    3         00063-000 DESIGN COMPILER EXPERT, LIC, NE
       3                    3         00053-000 HDL COMPILER VERILOG, UPD, NE
       4                    3         00018-000 DC EXPERT, UPD, NE
       5                    1         01575-000 SVCS SITE SERVICE
                                                TOTAL INVOICE AMOUNT $243,595.33
--------------------------------------------------------------------------------


                                                        GRAND TOTAL: $570,621.98

LESSOR: PENTECH FINANCIAL SERVICES, INC.    LESSEE: 3DFX INTERACTIVE, INC.


By: /s/ BENJAMIN E. MILLERBIS               By: /s/ GARY MARTIN
   -----------------------------------         ---------------------------------
        Benjamin E. Millerbis               Name:   Gary Martin

Title:  President                           Title:  VP Finance

Date:   7/1/97                              Date:   6/30/97

                       AMENDMENT TO EQUIPMENT SCHEDULE "A"



         This is an Amendment to Equipment Schedule "A" to that certain Equipment Lease Agreement No. 300198, Supplement No. One, dated July 1, 1997, between Pentech Financial Services, Inc. ("Lessor") and 3Dfx Interactive, Inc. ("Lessee").

         The following equipment should be deleted from said schedule:

VENDOR: ACCLAIM TECHNOLOGY, INC., 2125 HAMILTON AVE., SAN JOSE, CA 95125

    ITEM NO.            QUANTITY          DESCRIPTION (TYPE, MODEL AND/OR SERIAL NUMBER)
----------------      -------------   -----------------------------------------------------------------------
       2                   32         S-X132P-B 32MB MEMORY EXPANSION BLT
       3                   64         S-X7003A 128MB SIMMS EXPANSION KIT
-------------------------------------------------------------------------------------------------------------

         Except as herein amended, all other terms and conditions of the Lease and Schedule shall remain in full force and effect.

LESSOR: PENTECH FINANCIAL SERVICES, INC.     LESSEE: 3DFX INTERACTIVE, INC.


By: /s/ BENJAMIN E. MILLERBIS                By: /s/ GREG BALLARD
   ----------------------------------           --------------------------------
        Benjamin E. Millerbis                        Greg Ballard

Title:  President                            Title:  President

Date:                                        Date:
     --------------------------------             ------------------------------

                            CERTIFICATE OF SECRETARY
                          AS To ADOPTION OF RESOLUTIONS
                              (Corporate Customer)


         The undersigned, Gary Martin (Corporate Secretary) hereby certifies that he/she is now, and at all times herein mentioned has been, the duly elected, qualified and acting Secretary of June 30, 1997 (Name of Corporation) a duly organized and existing corporation, and in charge of the minute book and corporate records of said corporation; that the following is a full, true and correct copy of certain resolutions adopted by the Board of Directors of said corporation at a meeting thereof duly held on _____________________________________ (Date), at which meeting a quorum of said
Board was at all times present and acting; and that said resolutions have not been modified nor rescinded and are at the date of this certificate in full force and effect:

         WHEREAS it is in the best interest of this corporation to enter into a certain Equipment Lease Agreement, Equipment Financing Agreement or other agreement with Pentech Financial Services, Inc. ("Lessor/Secured Party") and, where appropriate, commitments now or hereafter contemplating the receipt by this corporation of financial accommodation from Lessor/Secured Party under the terms and conditions of said Equipment Lease Agreement, Equipment Financing Agreement or other agreement and may in the future be in this corporation's best interests to enter into further such agreements or other agreements with Lessor/Secured Party.

         NOW THEREFORE BE IT RESOLVED: That the officers of this corporation listed below, and each of them, are hereby authorized and directed to execute, acknowledge and deliver in the name of and on behalf of this corporation said Equipment Lease Agreement, Equipment Financing Agreement or other agreement, said commitments and any such further agreement.

         RESOLVED FURTHER: That the officers, agents and employees of this corporation be and each of them is hereby authorized and empowered to do and perform such other acts and things, and to make, execute, acknowledge, procure and deliver all such other instruments and documents, on behalf of this corporation as may be necessary or be by such officer, agent or employee deemed appro priate to comply with, or to evidence compliance with, the terms, conditions or provisions of said Equipment Lease Agreement, Equipment Financing Agreement or other agreement, any such commitment or any said further agreement and to consummate the transactions from time to time contemplated thereby.

         RESOLVED FURTHER: That this corporation hereby ratifies and confirms the acts of the officer, agents or employees of this corporation in heretofore entering into any Equipment Lease Agreement, Equipment Financing Agreement, commitment or other agreement with Lessor/Secured Party together with any other acts performed in relation thereto.

         RESOLVED FURTHER: That the Secretary of this corporation be and he/she is hereby authorized and directed to execute, acknowledge and deliver a certified copy of these resolutions to Lessor/Secured Party and any other person or agency which may require a copy of these resolutions.

         RESOLVED FURTHER: That the following are the true names and specimen signatures of the incumbent officers of this corporation authorized by these resolutions to so execute, acknowledge and deliver said Equipment Lease Agreement, Equipment Financing Agreement or other agreement, said commitments and said further agreements.

         (Type names below)                            (For Signature)

                                 , President          /s/ GARY MARTIN
         ------------------------                -------------------------------
            GARY MARTIN          , Vice Pres.         /s/ GARY MARTIN
         ------------------------                -------------------------------
            GARY MARTIN          , Secretary
         ------------------------                -------------------------------
            GREG BALLARD         ,                   /s/ GREG BALLARD
         ------------------------   (Title)      -------------------------------

         RESOLVED FURTHER: That Lessor/Secured Party is authorized to act upon these resolutions until written notice of the revocation thereof is delivered to Lessor/Secured Party, any such revocation in no way to affect the obligations of this corporation to Lessor/Secured Party under any agreements entered into by this corporation pursuant to the terms of these resolutions prior to receipt by Lessor/Secured Party of such notice of revocation.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of July 1, 1997.

                                                        /s/ GARY MARTIN
                                                  ------------------------------
                                                          (Secretary)

Date:  July 1, 1997



Mr. Gary Martin
3Dfx Interactive, Inc.
4435 Fortran Drive
San Jose, CA  95134

Re:  Lease No.  300198

Dear Mr. Martin:

You have entered into an Equipment Lease Agreement with us dated as of July 1, 1997 (the "Lease") which covers certain property more fully described in the Lease (the "Equipment). You and we hereby agree that you will purchase AS-IS-WHERE-IS our interest in all, but not less than all, of the Equipment leased or otherwise included under the Lease at the expiration of the term thereof for $57,062.20. As contemplated under the Lease, the term Equipment includes any software as to which we have advanced funds pursuant to the Lease, whether we purchased the software or advanced the purchase price on your behalf of or for your license of the software. As indicated above, our transfer is without representation or warranty. Accordingly, you will be obligated to pay us the purchase price for any relevant software even though we will not necessarily be transferring anything to you and even though any license you or we have for such software may have expired. You also agree to pay us said purchase price together with all taxes on or measured by such purchase price prior to expiration of the term of the Lease.

By our respective execution hereof in the space provided below you and we acknowledge the terms and conditions hereof.

Yours Very Truly



BY: /s/ BENJAMIN E. MILLERBIS
   ----------------------------------

Acknowledged and Agreed as of     July 1, 1997
                             ---------------------
                             (Lease Execution Date)


   3Dfx Interactive, Inc.
-------------------------------------
          (Company Name)


BY: /s/ GARY MARTIN
   ----------------------------------
               (title)


BY: Gary Martin/VP Finance
   ----------------------------------
               (title)

                        PENTECH FINANCIAL SERVICES, INC.


MASTER EQUIPMENT LEASE NO. 300198
ACCEPTANCE SUPPLEMENT NO.  ONE


                                   SCHEDULE C

                        STIPULATED LOSS PERCENTAGE VALUE

Terms defined in the Agreement shall have the same meanings when used herein.

-------------------------------------------------------------------------------------------------------------
Rent Payment    Stipulated Loss     Rent Payment    Stipulated Loss     Rent Payment    Stipulated Loss
                Value Percentage                    Value Percentage                    Value Percentage

1                120.00             19              84.00
2                118.00             20              82.00
3                116.00             21              80.00
4                114.00             22              78.00
5                112.00             23              76.00
6                110.00             24              74.00
7                108.00             25              72.00
8                106.00             26              70.00
9                104.00             27              68.00
10               102.00             28              66.00
11               100.00             28              64.00
12                98.00             30              62.00
13                96.00             31              60.00
14                94.00             32              58.00
15                92.00             33              56.00
16                90.00             34              54.00
17                88.00             35              52.00
18                86.00             36              50.00
-------------------------------------------------------------------------------------------------------------


Dated: JULY 1, 1997

PENTECH FINANCIAL SERVICES, INC.         LESSEE:  3DFX INTERACTIVE, INC.
LESSOR
                                         The undersigned affirms that he is
                                         duly authorized to execute and deliver
                                         this Acceptance Supplement on behalf
                                         of Lessee.


By: /s/ BENJAMIN E. MILLERBIS            By: /s/ GARY MARTIN
   --------------------------------         ------------------------------------
Title:  PRESIDENT                        Title:  C.F.O. & V.P. Finance/Admin.

                                  BILL OF SALE


         This Bill of Sale, dated as of July 1, 1997, from 3Dfx Interactive, Inc., hereinafter called "Seller" to Pentech Financial Services, Inc., hereinafter called "Purchaser."


                                   WITNESSETH


         In consideration of the receipt of $570,621.98, and other valuable consideration, the receipt of which is hereby acknowledged, Seller does hereby sell, assign, transfer, convey and deliver to Purchaser the equipment and other property (collectively the "Equipment") described or otherwise referred to in Exhibit "A" attached hereto and incorporated herein by this reference.

         Seller covenants and warrants that:

         A. It is the owner of, and has absolute title to, each and every item of the Equipment free and clear of any claim, lien, or encumbrance of any kind whatsoever.

         B. It has not made any prior sale, assignment or transfer of any item of any interest in any of the Equipment to any person, firm or corporation.

         C. It has the present right, power and authority to sell, assign and transfer each and every item of the Equipment to Pentech Financial Services, Inc.

         D. Each and every item of the Equipment is in good repair, condition and working order.

         E. All acts, proceedings and this necessary and required by law and the articles of incorporation and bylaws of Seller to make this Bill of Sale a valid, binding and legal obligation of Seller have been done, taken and have happened; and the execution and delivery hereof have in all respects have been duly authorized in accordance with law, and said articles of incorporation and bylaws.

         Seller shall forever warrant and defend the sale, assignment, transfer, conveyance and delivery of each and every item of the Equipment to Pentech Financial Services, Inc., its successors and assign, against each and every person whomsoever claiming the same.

         Possession of said property and equipment shall not be transferred to Purchaser but shall be retained by Seller, it being the intention of Purchaser to lease said property and equipment to Seller.

         This Bill of Sale is binding upon the successors and assigns of Seller and inures to the benefit of the successors and assigns of Purchaser.

         IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed on the day and year first above appearing, by and through an officer thereunto duly authorized.


3Dfx Interactive, Inc.
-----------------------------------
By:   /s/ L. GREGORY BALLARD
   --------------------------------
          L. GREGORY BALLARD
-----------------------------------
   (print or type name and title)

                       MASTER LEASE INSURANCE INFORMATION

DATE:    July 1, 1997

TO:      Jan Kellogg
         Minet Insurance
         1530 Page Mill Rd.
         Palo Alto, CA 94304-1125



Dear Ms. Kellogg:

Under the terms of a Master Lease Agreement with Pentech Financial Services, Inc., we are required to provide Physical Damage and Public Liability Insurance coverage on the equipment described in Acceptance Supplement No. One to Master Lease No. 300198.

EQUIPMENT LOCATION:  As indicated on the Acceptance Supplement.

TYPE AND AMOUNT OF COVERAGE REQUIRED: As specified under paragraph F of the Acceptance Supplement.

TERMS OF LOSS PAYABLE AND ADDITIONAL INSUREDS ENDORSEMENTS: Loss Payees (Form BFU or its equivalent) and Additional Insureds to be shown as both:

Pentech Financial Services, Inc.                 Imperial Business Credit, Inc.
310 West Hamilton Avenue, Suite 202     AND      16935 West Bernardo Drive
Campbell, CA 95008                               Suite 150
                                                 San Diego, CA 92127


The policy of insurance must include the following:

1. A provision for thirty (30) days written notice to the above payee(s) prior to any cancellation, alteration or modification.

2. The above payee(s) to be shown as sole Loss Payee(s) and Additional Insured(s) with respect to the described equipment.

Please provide either a Certificate of Insurance or a copy of the policy itself showing appropriate endorsements IMMEDIATELY to PENTECH FINANCIAL SERVICES, INC. at the above address.

                                        Very truly yours,

                                        Lessee:  3Dfx Interactive, Inc.



                                        By /s/ GARY MARTIN
                                          --------------------------------------
                                        Name   Gary Martin
                                            ------------------------------------
                                        Title  V.P. Finance
                                             -----------------------------------